                                                                     EXHIBIT 8.8

                               PURCHASE AGREEMENT

THIS AGREEMENT, made this 21 day of October, 1996 by and between:

                           "SELLER"

                                    Victor E. Murray
                                    105 Fox Ridge Run
                                    Longwood, Florida, 32750

                           "BUYER"

                                    American Access Technologies, Inc.
                                    604 Savage Ct.
                                    Longwood, Florida, 32750

1. WHEREAS, the SELLER has been a manufacturers representative for various Telecommunications manufacturers, suppliers and has sold to various distributors; and,

2. WHEREAS, the SELLER is the sole stockholder of Vic Murray & Associates, Inc. and desires to sell this stock to American Access Technologies, Inc.

3. NOW, therefore the parties hereby agree as follows:

         1) Price: Seller will be paid by Buyer, One Thousand Dollars ($1,000) for One Thousand shares of Vic Murray & Associates, Inc., Common Stock. These shares represent all of the issued and outstanding shares of the Vic Murray & Associates, Inc. common stock at November 1, 1996.

         2) Transfer Date: Shares will be transferred on November 1, 1996.

         3) Liabilities: Seller represents and warrants that as of the transfer date, there no current or otherwise outstanding claims and/or liabilities against Vic Murray & Associates, Inc. Further, he will save and defend buyer of any such claims, damages, or suits arising from past business operations.

         4) Arbitration: Any and all disputes and/or claims between the parties of this agreement will be settled by arbitration under the rules of the American Arbitration Association at Seminole County, Florida.

4. REPRESENTATION AND WARRANTS: Seller warrants and represents that as of the date of this agreement here are no liabilities, liens or encumbrances against Vic Murray & Associates, Inc. The Seller further warrants and represents that as of the date of this agreement, that there are no other outstanding shares of Stock of Vic Murray & Associates, Inc., no UCC's have been filed against the corporation and no Chattel Mortgages have been filed against the stock of the corporation.

5. FINANCIAL STATEMENTS: Attached and incorporated herein as (exhibit A), are the Balance Sheet and Income Statements as of October 31, 1996 which is a true and correct reflection of the Financial Statement of Vic Murray & Associates, Inc. This representation will survive the closing of this transaction.

6. ENTIRE AGREEMENT: All parties to this agreement hereby verify and attest that jointly and severally, each party have negotiated and agreed to this purchase transaction and that there are no other agreements that have been made, whether orally or written.

IN WITNESS THEREOF, the parties as listed above executed this agreement on the date as above written.


/s/                                 /s/ Victor E. Murray
---------------------------------   -----------------------------------------
                                    Victor E. Murray
                                    President - Vic Murray & Associates, Inc.
/s/
---------------------------------


/s/                                 /s/ Bobby E. Story
---------------------------------   -----------------------------------------
                                    Bobby E. Story
                                    Secretary - American Access Technologies,
/s/                                 Inc.
---------------------------------

                                Exhibit "A" Page 1

                          VIC MURRAY & ASSOCIATES, INC.
                                  Balance Sheet
                                October 31, 1996

                                                 12-31-95    10-31-96
ASSETS

  Cash                                            $  109      $   949
  Loans to Stockholder                             1,197
                                                  ------      -------
  Total Assets                                    $1,306      $   949
                                                  ======      =======

LIABILITIES AND STOCKHOLDERS' EQUITY

Liabilities

  Other Misc.                                     $  306
                                                  ------
  Total Liabilities                                  306

  Stockholders' Equity
  Common Stock (7,000
   shares authorized,
   1,000 issued) $1 par                            1,000      $ 1,000
  Retained Earnings                                    0          (51)
                                                  ------      -------
  Total Stockholders' Equity                       1,000          949
                                                  ------      -------
  Total Liabilities and Stockholders' Equity      $1,306      $   949
                                                  ======      =======

The above Balance Sheet is true and correct to the best of my knowledge and belief.

/s/ Victor Murray
---------------------------
Victor Murray

Date: October 31, 1996

                               Exhibit "A" Page 2

                          VIC MURRAY & ASSOCIATES, INC.
                                Income Statement

                           Oct 96       YTD 1996
Commissions Earned        $ 7,301       $93,005
Commissions Paid            3,945        36,015
                          -------       -------
Gross Profit                3,355        56,991

Gen & Adm Expenses:

Advertising                                 375
Accounting                                  950
Auto & Truck                  337         2,806
Bank Charges                   15           120
Contributions                                50
Dues & Subs.                   96         1,332
Entertainment               1,812         5,496
Insurance - Auto              188         2,106
Insurance-Gen                 207         2,375
Insurance - W/C                60           911
Legal                       2,385         2,735
License                        30           853
Office Supplies               875         7,051
Outside Services              250         2,248
Postage - UPS                  76         1,400
Office Rent                   428         3,740
Repairs & Maint                             317
Trade Shows                               1,730
Travel                                    2,115
Telephone                     608         5,482
Sales Promotions              329           769
Utilities                     295         2,392
                          -------       -------
Total Expenses              7,992        47,353
                          -------       -------
Net Income                ($4,636)      $ 9,637
                          =======       =======

The above Income Statement is true and correct to the best of my knowledge and belief.



/s/ Victor Murray
----------------------
Victor Murray

Date: October 31, 1996

              INCORPORATED UNDER THE LAWS OF THE STATE OF FLORIDA

Certificate Number                                                     Shares
       2                                                              **1,000**

                          VIC MURRAY & ASSOCIATES INC.

                            5,000 SHARES AUTHORIZED
                                PAR VALUE $1.00


                                  COMMON STOCK


         This Certifies that AMERICAN ACCESS TECHNOLOGIES, INC. is the registered holder of _________________________________ Shares of the Common Stock of Vic Murray & Associates Inc. fully paid and non-assessable transferable only on the books of the Corporation by the holder hereof in person or by Attorney upon surrender of this Certificate properly endorsed.

In Witness Whereof, the said Corporation has caused this Certificate to be signed by its duly authorized officers and its Corporate Seal to be hereunto affixed.

                  this 1ST day               of NOVEMBER A.D. 1996

       /s/ B. E. STORY                               /s/ VICTOR E. MURRAY
--------------------------------               ---------------------------------
           SECRETARY                                       PRESIDENT

                                [CORPORATE SEAL]

              INCORPORATED UNDER THE LAWS OF THE STATE OF FLORIDA

Certificate Number                                                     Shares
       1                                                              **1,000**

                          VIC MURRAY & ASSOCIATES INC.

                            5,000 SHARES AUTHORIZED
                                PAR VALUE $1.00


                                  COMMON STOCK


         This Certifies that VICTOR E. MURRAY is the registered holder of _________________________________ Shares of the Common Stock of Vic Murray &
Associates Inc. fully paid and non-assessable transferable only on the books of the Corporation by the holder hereof in person or by Attorney upon surrender of this Certificate properly endorsed.

In Witness Whereof, the said Corporation has caused this Certificate to be signed by its duly authorized officers and its Corporate Seal to be hereunto affixed.

              this 21ST day                  of DECEMBER A.D. 1994

       /s/ DOEIS H. MURRAY                            /s/ VICTOR E. MURRAY
--------------------------------               ---------------------------------
           SECRETARY                                       PRESIDENT

                                [CORPORATE SEAL]

For Value Received, I hereby sell, assign and transfer unto

PLEASE INSERT SOCIAL SECURITY OR OTHER
   IDENTIFYING NUMBER OF ASSIGNEE
[                                    ] TO AMERICAN ACCESS TECHNOLOGIES INC.
                                       ----------------------------------------

                                       ONE THOUSAND
                                       ----------------------------------------

(1,000)                                Shares
-------------------------------------

represented by the within Certificate, and do hereby irrevocably constitute and appoint _______________________________________________________________________
______________________ Attorney
to transfer the said Shares on the books of the within named Corporation with full power and substitution in the premises.

         Dated: November 1, 1996
                  In presence   /s/ Victor E. Murray
                               --------------------------------

                    NOTICE: THE SIGNATURE TO THIS ASSIGNMENT
               MUST CORRESPOND WITH THE NAME AS WRITTEN UPON THE
              FACE OF THE CERTIFICATE IN EVERY PARTICULAR, WITHOUT
               ALTERATION OR ENLARGEMENT OR ANY CHANGE WHATEVER.